SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2002

TEGAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26824	68-0370244

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2201 South McDowell Boulevard, Petaluma, California 94955

(Address of principal executive offices) (Zip Code)

(707) 763-5600

(Registrants’ telephone number, including area code)

N/A

(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 5. OTHER EVENTS
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 99.1

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Tegal Corporation, a Delaware corporation (“Tegal”), has entered into an Agreement and Plan of Merger dated as of August 13, 2002, by and among Tegal, SFI Acquisition Corp., a California corporation and a direct, wholly-owned subsidiary of Tegal (“Merger Sub”), and Sputtered Films, Inc., a California corporation (“SFI”) (the “Merger Agreement”) pursuant to which Tegal will acquire SFI. The total consideration for the acquisition of SFI is 1.5 million shares of Tegal’s common stock plus a performance-based future cash earnout. Following the satisfaction or waiver of certain conditions, SFI will be merged with and into Merger Sub (the “Merger”) with Merger Sub surviving the Merger as a direct, wholly-owned subsidiary of Tegal. On August 13, 2002, Tegal issued a press release, which is filed as Exhibit No. 99.1 hereto, regarding the execution of the Merger Agreement. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit No. 2.1 hereto.

ITEM 5. OTHER EVENTS

         On August 12, 2002, Thomas R. Mika was appointed as executive vice president and chief financial officer of Tegal. On August 13, 2002, Tegal issued a press release, which is filed as Exhibit No. 99.1 hereto, announcing Mr. Mika’s appointment.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits:

2.1	Agreement and Plan of Merger by and among Tegal Corporation, SFI Acquisition Corp. and Sputtered Films, Inc., dated as of August 13, 2002.

99.1	Press Release dated August 13, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2002

TEGAL CORPORATION (Registrant)

By:	/s/ Michael L. Parodi Michael L. Parodi President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

2.1	Agreement and Plan of Merger by and among Tegal Corporation, SFI Acquisition Corp. and Sputtered Films, Inc., dated as of August 13, 2002.

99.1	Press Release dated August 13, 2002.